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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported) December 28, 1998


                           UCFC Acceptance Corporation
             (Exact name of registrant as specified in its charter)

         Louisiana                       333-37499                  72-123-5336
(State or other jurisdiction of         (Commission                (IRS Employer
 incorporation)                          File Number)                ID Number)

4041 Essen Lane, Baton Rouge, Louisiana                                 70809
(Address of principal executive offices)                              (Zip Code)

Registrant's Telephone Number,
 including area code:                                             (225) 924-6007

                                       N/A
         (Former name or former address, if changed since last report)


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Item 5. Other Events

Filing of Computational Materials.*

     Pursuant to Rule 424(b) under the Securities Act of 1933, as amended, UCFC Acceptance Corporation (the "Depositor") is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Home Equity Loan Asset-Backed Certificates, Series 1998-D.

     In connection with the offering of the Home Equity Loan Asset-Backed Certificates, Series 1998-D, Prudential Securities Incorporated and Morgan Stanley & Co. Incorporated prepared certain materials (the "Computational Materials") some or all of which were distributed by each of Prudential Securities Incorporated, Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. to their potential investors. Although the Depositor provided the Underwriters with certain information regarding the characteristics of the Home Equity Loans in the related portfolio, it did not participate in the preparation of the Computational Materials. The Computational Materials are attached hereto as Exhibits 99.1, 99.2 and 99.3.


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*    Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus dated September 22, 1998, and Prospectus Supplement dated December 28, 1998, of UCFC Acceptance Corporation, relating to its Home Equity Loan Asset-Backed Certificates, Series 1998-D.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits:

            99.1  Computational Materials of Morgan Stanley & Co. Incorporated.

            99.2  Computational Materials of Bear, Stearns & Co. Inc.

            99.3  Computational Materials of Prudential Securities Incorporated.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           UCFC ACCEPTANCE CORPORATION

                           By: /s/ H.C. McCall, III
                              ------------------------
                               Name:  H.C. McCall, III
                               Title: President

Dated: December 28, 1998

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                                  EXHIBIT INDEX
                                  -------------

Exhibit                                                                     Page
-------                                                                     ----

99.1         Computational Materials of Morgan Stanley & Co. Incorporated.

99.2         Computational Materials of Bear, Stearns & Co. Inc.

99.3         Computational Materials of Prudential Securities Incorporated.





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